AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER ___, 2008

REGISTRATION NO. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DILLARD’S, INC.

 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	71-0388071

(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1600 CANTRELL ROAD
LITTLE ROCK, ARKANSAS 72201
501-376-5200
 (Address of Principal Executive Offices)
_____________

DILLARD’S, INC. RETIREMENT PLAN TRUST
(formerly, the Dillard Department Stores, Inc. Retirement Plan)
(Full title of the plan)
_____________

JAMES I. FREEMAN
SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
DILLARD’S, INC.
1600 CANTRELL ROAD
LITTLE ROCK, ARKANSAS 72201
501-376-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________

With a copy to:

ROBERT T. SMITH
FRIDAY, ELDREDGE & CLARK, LLP
400 WEST CAPITOL, SUITE 2000
LITTLE ROCK, ARKANSAS 72201
501-376-2011
_____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Class A Common Stock, par value $.01 per share	8,000,000 shares	$3.53	$28,240,000	$$1,109.83

(1)
Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the registration fee.  This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of $ 3.53 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 3, 2008.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

REGISTRATION OF ADDITIONAL SECURITIES

Dillard's, Inc. (the "Company") is hereby registering 8,000,000 additional shares of its common stock, par value $.01 per share (the "Common Stock"), for issuance under the Dillard's, Inc. Retirement Plan Trust (formerly known as the Dillard Department Stores, Inc. Retirement Plan) which shares may be either newly issued by the Company or purchased in open market transactions.  A registration statement on Form S-8 (Registration No. 33-42553) (the "Prior Registration Statement") as filed with the Securities and Exchange Commission on August 30, 1991, relating to the same class of securities and the same employee benefit plan are currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

Item 8.  Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation (Exhibit 3 to Form 10-Q for the quarter ended August 1, 1992 in 1-6140).

4.2	Amended & Restated By-Laws, as currently in effect (Exhibit 4.2 to Form S-8 filed November 27, 2007 in 333-147636).

5.1	Opinion of Friday, Eldredge & Clark, LLP, regarding Common Stock.

5.2	Internal Revenue Service Determination Letters (Exhibit 5.2 to Form S-8 filed November 27, 2007 in 333-147636).

23.1	Consent of Friday, Eldredge & Clark, LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Pulaski, State of Arkansas, this 9th day of December, 2008.

DILLARD'S, INC.

By:	/s/ James I. Freeman
Name: James I. Freeman
Title: Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ William Dillard, II	Chief Executive Officer and Director	November 25, 2008
William Dillard II	(Principal Executive Officer)

/s/ Alex Dillard	President and Director	November 25, 2008
Alex Dillard

/s/ Mike Dillard	Executive Vice	November 25, 2008
Mike Dillard	President and Director

/s/ Drue Corbusier	Executive Vice	November 25, 2008
Drue Corbusier	President and Director

/s/ James I. Freeman	Senior Vice President and Chief	November 25, 2008
James I. Freeman	Financial Officer and Director

/s/ Frank R. Mori	Director	November 25, 2008
Frank R. Mori

/s/ James A. Haslam, III	Director	November 25, 2008
James A. Haslam, III

/s/ Robert C. Connor	Director	November 25, 2008
Robert C. Connor

/s/ Nick White	Director	November 25, 2008
Nick White

/s/ Warren A. Stephens	Director	November 25, 2008
Warren A. Stephens

/s/ Peter R. Johnson	Director	November 25, 2008
Peter R. Johnson

/s/ R. Brad Martin	Director	November 25, 2008
R. Brad Martin

EXHIBIT INDEX

Number	Description

4.1	Restated Certificate of Incorporation (Exhibit 3 to Form 10-Q for the quarter ended August 1, 1992 in 1-6140).

4.2	Amended & Restated By-Laws, as currently in effect (Exhibit 4.2 to Form S-8 filed November 27, 2007 in 333-147636).

5.1	Opinion of Friday, Eldredge & Clark, LLP, regarding Common Stock.

5.2	Internal Revenue Service Determination Letters (Exhibit 5.2 to Form S-8 filed November 27, 2007 in 333-147636).

23.1	Consent of Friday, Eldredge & Clark, LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.